EXHIBIT 16.1

November 16, 2007

Securities and Exchange Commission Washington, DC 20549

Commissioners:

We have read USA Technologies, Inc.’s statements included under Item 4.01 of its Form 8-K filed on November 16, 2007, and we agree with such statements concerning our firm.

/s/ Goldstein Golub Kessler LLP
GOLDSTEIN GOLUB KESSLER LLP